                                                                    EXHIBIT 10.1

                                       Published CUSIP Number:__________________

                           MULTI-YEAR CREDIT AGREEMENT

               ($400,000,000 MULTI-YEAR REVOLVING CREDIT FACILITY)

                            Dated as of July 28, 2004
                                      among

                          HILLENBRAND INDUSTRIES, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender,
                     Alternative Rate Lender and L/C Issuer,

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent,

                                  BNP PARIBAS,
                          KEYBANK NATIONAL ASSOCIATION,

                                       and

                            UBS AG, STAMFORD BRANCH,
                             as Documentation Agents

                                       and

                         The Other Lenders Party Hereto

                 ----------------------------------------------

                         BANC OF AMERICA SECURITIES LLC

                                       and

                          CITICORP GLOBAL MARKETS INC.,

                                       as

                   Joint Lead Arrangers and Joint Bookrunners

                               TABLE OF CONTENTS

                                                                                                        PAGE
ARTICLE I         DEFINITIONS AND ACCOUNTING TERMS................................................       1

         Section 1.01          Defined Terms......................................................       1

         Section 1.02          Other Interpretive Provisions......................................      16

         Section 1.03          Accounting Terms...................................................      17

         Section 1.04          Rounding...........................................................      17

         Section 1.05          References to Agreements and Laws..................................      17

         Section 1.06          Times of Day.......................................................      17

         Section 1.07          Letter of Credit Amounts...........................................      17

ARTICLE II        THE COMMITMENTS AND CREDIT EXTENSIONS...........................................      18

         Section 2.01          Committed Loans....................................................      18

         Section 2.02          Borrowings, Conversions and Continuations of Committed Loans.......      18

         Section 2.03          Letters of Credit..................................................      20

         Section 2.04          Swing Line Loans...................................................      27

         Section 2.05          Prepayments........................................................      29

         Section 2.06          Termination or Reduction of Commitments............................      30

         Section 2.07          Repayment of Loans.................................................      30

         Section 2.08          Interest...........................................................      30

         Section 2.09          Fees...............................................................      32

         Section 2.10          Computation of Interest and Fees...................................      32

         Section 2.11          Evidence of Debt...................................................      33

         Section 2.12          Payments Generally.................................................      33

         Section 2.13          Sharing of Payments................................................      35

         Section 2.14          Increase in Commitments............................................      35

ARTICLE III       TAXES, YIELD PROTECTION AND ILLEGALITY..........................................      36

         Section 3.01          Taxes..............................................................      36

         Section 3.02          Illegality.........................................................      37

         Section 3.03          Inability to Determine Rates.......................................      38

         Section 3.04          Increased Cost and Reduced Return; Capital Adequacy; Reserves on
                               Eurodollar Rate Loans..............................................      38

         Section 3.05          Funding Losses; Breakage Amount....................................      39

         Section 3.06          Matters Applicable to all Requests for Compensation................      40

         Section 3.07          Survival...........................................................      40

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                       PAGE
ARTICLE IV        CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.......................................      40

         Section 4.01          Conditions of Initial Credit Extension.............................      40

         Section 4.02          Conditions to all Credit Extensions................................      42

ARTICLE V         REPRESENTATIONS AND WARRANTIES..................................................      42

         Section 5.01          Existence, Qualification and Power; Compliance with Laws...........      42

         Section 5.02          Authorization; No Contravention....................................      43

         Section 5.03          Governmental Authorization; Other Consents.........................      43

         Section 5.04          Binding Effect.....................................................      43

         Section 5.05          Financial Statements; No Material Adverse Effect...................      43

         Section 5.06          Litigation.........................................................      44

         Section 5.07          No Default.........................................................      44

         Section 5.08          Liens..............................................................      44

         Section 5.09          Environmental Compliance...........................................      44

         Section 5.10          Insurance..........................................................      44

         Section 5.11          Taxes..............................................................      44

         Section 5.12          ERISA Compliance...................................................      44

         Section 5.13          [Intentionally omitted]............................................      45

         Section 5.14          Margin Regulations; Investment Company Act; Public Utility Holding
                               Company Act........................................................      45

         Section 5.15          Disclosure.........................................................      45

         Section 5.16          Compliance with Laws...............................................      46

         Section 5.17          Tax Shelter Regulations............................................      46

ARTICLE VI        AFFIRMATIVE COVENANTS...........................................................      46

         Section 6.01          Financial Statements...............................................      46

         Section 6.02          Certificates; Other Information....................................      47

         Section 6.03          Notices............................................................      48

         Section 6.04          Payment of Obligations.............................................      48

         Section 6.05          Preservation of Existence, Etc.....................................      48

         Section 6.06          [Intentionally omitted]............................................      48

         Section 6.07          Maintenance of Insurance...........................................      48

         Section 6.08          Compliance with Laws...............................................      49

         Section 6.09          Books and Records..................................................      49

         Section 6.10          Inspection Rights..................................................      49

         Section 6.11          Use of Proceeds....................................................      49

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                       PAGE
ARTICLE VII       NEGATIVE COVENANTS..............................................................      49

         Section 7.01          Liens..............................................................      49

         Section 7.02          Acquisitions.......................................................      50

         Section 7.03          Indebtedness.......................................................      51

         Section 7.04          Fundamental Changes................................................      52

         Section 7.05          [Intentionally Omitted]............................................      52

         Section 7.06          Restricted Payments................................................      52

         Section 7.07          Change in Nature of Business......................................       53

         Section 7.08          Transactions with Affiliates.......................................      53

         Section 7.09          Burdensome Agreements..............................................      53

         Section 7.10          Use of Proceeds....................................................      53

         Section 7.11          Total Debt to Total Capitalization Ratio...........................      54

ARTICLE VIII      EVENTS OF DEFAULT AND REMEDIES..................................................      54

         Section 8.01          Events of Default..................................................      54

         Section 8.02          Remedies Upon Event of Default.....................................      55

         Section 8.03          Application of Funds...............................................      56

ARTICLE IX        ADMINISTRATIVE AGENT............................................................      57

         Section 9.01          Appointment and Authorization of Administrative Agent..............      57

         Section 9.02          Delegation of Duties...............................................      57

         Section 9.03          Liability of Administrative Agent..................................      57

         Section 9.04          Reliance by Administrative Agent...................................      58

         Section 9.05          Notice of Default..................................................      58

         Section 9.06          Credit Decision; Disclosure of Information by Administrative Agent.      58

         Section 9.07          Indemnification of Administrative Agent............................      59

         Section 9.08          Administrative Agent in its Individual Capacity....................      59

         Section 9.09          Successor Administrative Agent.....................................      60

         Section 9.10          Administrative Agent May File Proofs of Claim......................      60

         Section 9.11          Other Agents; Arrangers and Managers...............................      61

ARTICLE X         MISCELLANEOUS...................................................................      61

         Section 10.01         Amendments, Etc....................................................      61

         Section 10.02         Notices and Other Communications; Facsimile Copies.................      62

         Section 10.03         No Waiver; Cumulative Remedies.....................................      64

         Section 10.04         Attorney Costs, Expenses and Taxes.................................      64

                               TABLE OF CONTENTS
                                  (continued)

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                                                                                                       PAGE
         Section 10.05         Indemnification by the Borrower....................................      64

         Section 10.06         Payments Set Aside.................................................      65

         Section 10.07         Successors and Assigns.............................................      65

         Section 10.08         Confidentiality....................................................      68

         Section 10.09         Set-off............................................................      69

         Section 10.10         Interest Rate Limitation...........................................      69

         Section 10.11         Counterparts.......................................................      69

         Section 10.12         Integration........................................................      69

         Section 10.13         Survival of Representations and Warranties.........................      69

         Section 10.14         Severability.......................................................      70

         Section 10.15         Tax Forms..........................................................      70

         Section 10.16         Governing Law......................................................      71

         Section 10.17         Waiver of Right to Trial by Jury...................................      72

         Section 10.18         USA Patriot Act....................................................      72

SCHEDULES

1.01     Existing Letters of Credit
2.01     Commitments and Pro Rata Shares
5.06     Litigation
7.01     Existing Liens
7.03     Existing Indebtedness
10.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
   FORM OF

A-1      Committed Loan Notice
A-2      Request for Alternative Rate
B        Swing Line Loan Notice
C        Note
D        Compliance Certificate
E        Assignment and Assumption
F        Opinion Matters
G        Joinder
H        Subordination Terms

                           MULTI-YEAR CREDIT AGREEMENT

      This MULTI-YEAR CREDIT AGREEMENT ("Agreement") is entered into as of July 28, 2004, among HILLENBRAND INDUSTRIES, INC., an Indiana corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, CITICORP NORTH AMERICA, INC., as Syndication Agent, and BNP PARIBAS, KEY CORPORATE CAPITAL, INC. and UBS AG, STAMFORD BRANCH, as Documentation Agents.

      The Borrower has requested that the Lenders provide revolving credit facilities under this Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "364-Day Facility" means the 364-Day Credit Agreement dated as of July 30, 2003 among the Borrower, the lenders party thereto, Bank of America, as administrative agent and alternative rate lender, CNAI, as syndication agent, Bank One, NA, LaSalle Bank National Association and UBS AG, Stamford Branch, as documentation agents, providing for a $250,000,000 revolving credit facility for a 364-day period, as amended and extended from time to time.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling", "Controls" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

      "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent and Banc of America Securities in its capacity as a Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Multi-Year Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Alternative Rate" means a rate of interest for all or any part of a Committed Loan agreed to between the Alternative Rate Lender and the Borrower pursuant to Section 2.02(g) of this Agreement.

      "Alternative Rate Agreement" means, with respect to any Committed Loan or any portion thereof (including continuations thereof to successive Interest Periods of like duration during the applicable Alternative Rate Period), an agreement between the Borrower and the Alternative Rate Lender pursuant to
Section 2.02(g) of this Agreement that the Borrower's interest payment obligation with respect to such Committed Loan (including continuations thereof) during the Alternative Rate Period shall be to pay interest at the Alternative Rate rather than at the Base Rate or the Eurodollar Rate otherwise applicable to such Committed Loan.

      "Alternative Rate Lender" means Bank of America in its capacity as party to an Alternative Rate Agreement with the Borrower pursuant to Section 2.02(g) of this Agreement.

      "Alternative Rate Period" means, with respect to any Committed Loan subject to an Alternative Rate Agreement, the stated duration of such Alternative Rate Agreement.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

                                 APPLICABLE RATE

                                                   EURODOLLAR RATE +
PRICING      DEBT RATINGS                          -----------------
 LEVEL       S&P/MOODY'S        FACILITY FEE       LETTERS OF CREDIT
 -----       -----------        ------------       -----------------
  1         > or = Aa3/AA-           .06%                     .14%
  2             A1/A+                .07%                     .18%
  3              A2/A                .08%                     .22%
  4             A3/A-                .10%                    .275%
  5        < or = Baa1/BBB+          .15%                     .35%

      "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

      Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

      "Approved Fund" has the meaning specified in Section 10.07(g).

      "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

      "Attributable Indebtedness" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries as filed in the 10-K filing with the SEC for the year ended September 30, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

      "Auto-Extension Letter of Credit" has the meaning specified in Section 2.03(b)(iii).

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "Banc of America Securities" means Banc of America Securities LLC and its successors.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrower's Materials" has the meaning specified in Section 6.02.

      "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

      "Breakage Amount" means the amount of any loss (excluding loss of anticipated profits), cost or expense incurred by the Alternative Rate Lender (as calculated by it in a commercially reasonable manner, in connection with which the Alternative Rate Lender may use any reasonable averaging or attribution methods) as a result of its termination of, or acquisition of an offsetting position with respect to, all or any portion of any funding or other hedging arrangement entered into by the Alternative Rate Lender in whole or in part in connection with an Alternative Rate Agreement. If the Breakage Amount calculated by the Alternative Rate Lender is a positive number, then such amount shall be payable by the Borrower pursuant to Sections 2.05(a) and 3.05(b) of this Agreement.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Change of Control" means, with respect to any Person, an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any member or members of the Hillenbrand Family Group becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease (other than by reason of death or disability) to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause
      (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

      "CNAI" means Citicorp North America, Inc. and its successors.

      "Code" means the Internal Revenue Code of 1986.

      "Collateral Account" has the meaning specified in Section 2.03(g).

      "Collateral Obligation" has the meaning specified in Section 7.11.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Commitment Letter" means the letter agreement, dated June 15, 2004, among the Borrower, Bank of America, CNAI and the Joint Lead Arrangers.

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

      "Compensation Period" has the meaning specified in Section 2.12(c)(ii).

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

      "Consolidated Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Total Debt and (ii) Shareholders' Equity of the Borrower and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

      "Consolidated Total Debt" means Indebtedness of the Borrower and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" has the meaning specified in the definition of "Affiliate."

      "Convertibles" has the meaning specified in Section 7.11.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Debt Rating" has the meaning specified in the definition of "Applicable Rate."

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to (a) in the case of Eurodollar Rate Loans, the sum of (i) the Eurodollar Rate for such Loans, plus
(ii) the Applicable Rate applicable to such Loans, plus (iii) 2% per annum, and
(b) in the case of Base Rate Loans and for all other purposes, the sum of (i) the Base Rate then in effect, plus (ii) 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Documentation Agents" means BNP Paribas, Key Corporate Capital, Inc. and UBS AG, Stamford Branch and any successor documentation agents.

      "Dollar" and "$" mean lawful money of the United States.

      "Eligible Assignee" has the meaning specified in Section 10.07(g).

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA has resulted to the Borrower or any ERISA Affiliate.

      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Telerate Page 3750 (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c)   if the rates referenced in the preceding subsections (a) and
      (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Existing Credit Facilities" means the 364-Day Facility and the Three-Year Facility.

      "Existing Letters of Credit" means the Letters of Credit set forth on
Schedule 1.01.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letters" means the letter agreement with respect to certain fees, dated June 15, 2004, among the Borrower, Bank of America and BAS, and the letter agreement with respect to certain fees dated June 15, 2004, among the Borrower, CNAI and Citicorp Global Markets Inc.

      "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" has the meaning specified in Section 10.07(g).

      "Fundamental Change" has the meaning specified in Section 7.04.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hillenbrand Family Group" means the descendants of John A. Hillenbrand and members of such descendants' families and trusts for the benefit of such Persons.

      "Honor Date" has the meaning specified in Section 2.03(c)(i).

      "Increase Effective Date" has the meaning specified in Section 2.14(b).

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, but only to the extent included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under unreimbursed payments made under letters of credit (including standby and commercial), bankers' acceptances and bank guaranties;

            (c) net obligations of such Person under any Swap Contract pertaining to interest rates;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f)   capital leases; and

            (g) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other limited liability entity) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Liabilities" has the meaning specified in Section 10.05.

      "Indemnitees" has the meaning specified in Section 10.05.

      "Information" has the meaning specified in Section 10.08.

      "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to payment of the Alternative Rate by the Borrower to the Alternative Rate Lender with respect to a Committed Loan or any portion thereof, the corresponding Interest Payment Date for such Committed Loan, or such other dates as agreed between the Alternative Rate Lender and the Borrower, and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

      "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (iii) no Interest Period shall extend beyond the Maturity Date; and

            (iv) the one-month Eurodollar Rate, at the Borrower's option, may have an Interest Period specified by the Borrower of fourteen to twenty nine days or an Interest Period of one month.

      "IRS" means the United States Internal Revenue Service.

      "ISP" has the meaning specified in Section 2.03(h).

      "Joinder" has the meaning specified in Section 2.14(a).

      "Joint Lead Arrangers" means Banc of America Securities and Citicorp Global Markets Inc., in their capacities as joint lead arrangers and joint bookrunners.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the Honor Date or refinanced as a Committed Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount remaining to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Lender with a commitment to make Committed Loans as designated in Schedule 2.01 or in an Assignment and Assumption or in a Joinder pursuant to which such Lender becomes a party hereto, and as the context requires, the L/C Issuer, the Swing Line Lender and the Alternative Rate Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

      "Letter of Credit" means any letter of credit issued hereunder, and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit but shall not include provisions for the issuance of time drafts, issuance of bankers' acceptances or issuance of deferred payment obligations upon any drawing thereunder.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Sublimit" means, at any time, an amount equal to the lesser of (a) $50,000,000 and (b) the unused amount of the Aggregate Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, but excluding any agreement not to grant a Lien), in each case to secure any liability.

      "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, each Note and the Fee Letters.


      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented by the Borrower and its Subsidiaries; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

      "Maturity Date" means June 1, 2009.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Non-Extension Notice Date" has the meaning specified in Section 2.03(b)(iii).

      "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include
(a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorneys Costs and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligations of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Original Rate" has the meaning specified in Section 2.08(d).

      "Other Taxes" has the meaning specified in Section 3.01(b).

      "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Participant" has the meaning specified in Section 10.07(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Platform" has the meaning specified in Section 6.02.

      "Pro Rata Share" means, with respect to any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Public Lender" has the meaning specified in Section 6.02.

      "Register" has the meaning specified in Section 10.07(c).

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Alternative Rate" means, with respect to an Alternative Rate Agreement, a written request, substantially in the form of Exhibit A-2, duly completed and signed by a Responsible Officer and delivered to the Alternative Rate Lender.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
Section 8.02 or otherwise, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof).

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower. Any reference to the Borrower and Subsidiaries in the context of financial statements, financial covenants or other financial matters means the Borrower and its Subsidiaries that are consolidated with the Borrower in accordance with GAAP.

      "Substantially-Owned Subsidiary" means any Person at least 90% of the capital stock or other equity interests of which are directly or indirectly owned by the Borrower.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Syndication Agent" means CNAI in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.

      "Taxes" has the meaning specified in Section 3.01(a).

      "Three-Year Facility" means the Three-Year Credit Agreement dated as of August 2, 2002, among the Borrower, the lenders party thereto, Bank of America, as administrative agent, swing line lender and letter of credit issuer, CNAI (successor by assignment from Citicorp USA, Inc.), as syndication agent, Bank One, NA, LaSalle Bank National Association and UBS AG, Stamford Branch, as documentation agents, as amended, restated or otherwise modified from time to time.

      "Threshold Amount" means $100,000,000.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unaudited Financial Statements" means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as filed in the 10-Q filing with the SEC for the quarters ended December 31, 2004 and March 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each such fiscal quarter of the Borrower and its Subsidiaries, including the notes thereto.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "Utilization Fee Applicable Rate" means, from time to time, the following percentage per annum, based upon the Debt Ratings as set forth below:

                                   UTILIZATION FEE
PRICING         DEBT RATINGS       APPLICABLE RATE
 LEVEL           S&P/MOODY'S           >50%
 -----           -----------       ----------------
  1            > or = Aa3/AA-            .05%
  2                 A1/A+                .05%
  3                 A2/A                 .05%
  4                 A3/A                 .10%
  5           < or = Baa1/BBB+           .15%

      SECTION 1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

            (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

            (iii) The term "including" is by way of example and not limitation.

            (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

      (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (d) Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.

      (e) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      SECTION 1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (a) If at any time any change in GAAP would affect in any material respect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders (such approval not to be unreasonably withheld, delayed or conditioned)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      SECTION 1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      SECTION 1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      SECTION 1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      SECTION 1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of the Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be the maximum stated amount of such Letter of Credit after giving effect to such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      SECTION 2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      SECTION 2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

      (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and, except as provided below with respect to Committed Loans as to which the Alternative Rate is applicable, each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if a Eurodollar Rate Loan, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans (other than continuations of Eurodollar Rate Loans to an Interest Period during which an Alternative Rate shall be in effect with respect to such Eurodollar Rate Loan) in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. During the Alternative Rate Period applicable to any Eurodollar Rate Loan, unless, not later than the time by which the Borrower would otherwise be required to give notice of continuation of such Eurodollar Rate Loan to a successive Interest Period pursuant to the second sentence of this Section 2.02(a), the Alternative Rate Lender shall have notified the Administrative Agent that an Alternative Rate is no longer in effect with respect to such Eurodollar Rate Loan.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection (a). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of such Committed Borrowing, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Committed Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

      (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate (other than the Alternative Rate) applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Eurodollar Rate Loans.

      (f) The failure of any Lender to make the Loan to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Committed Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Committed Borrowing.

      (g) The Borrower may irrevocably request an Alternative Rate Agreement for all or any portion of a Committed Loan (including continuations thereof during the Alternative Rate Period in accordance with the next to last sentence of Section 2.02(a)) in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof by delivering a Request for Alternative Rate to the Alternative Rate Lender not later than 10:00 a.m., (i) three Business Days preceding the first Business Day of the month after the Request for Alternative Rate was given or the day the Request for Alternative Rate was given if such day is the first Business Day of a month, and (ii) five Business Days prior to the first day of the initial Interest Period during which the Alternative Rate is to be applicable for a Eurodollar Rate Loan. The Alternative Rate Lender shall have no obligation to agree to a Request for Alternative Rate and no Request for Alternative Rate shall be deemed accepted by the Alternative Rate Lender until the Request for Alternative Rate is accepted in writing by the Alternative Rate Lender. Any Alternative

Rate Agreement will become effective (i) for a Base Rate Loan, on the first Business Day of a month and (ii) for a Eurodollar Rate Loan, on the first day of the Interest Period for such Loan within the applicable Alternative Rate Period, and shall continue in effect, unless earlier terminated as herein provided, for the Alternative Rate Period applicable thereto.

      SECTION 2.03 LETTERS OF CREDIT.

      (a)   The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower (or for the account of the Borrower for the benefit of a Subsidiary thereof, in a form acceptable to the L/C Issuer), and to amend Letters of Credit previously issued by it, in accordance with subsection
      (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, until the Letter of Credit Expiration Date, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

            (ii)  The L/C Issuer shall not issue any Letter of Credit, if:

                  (A) Subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twenty-four months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date; or

                  (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

            (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit, if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                  (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit; or

                  (D)   a default of any Lender's obligations to fund under
            Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower to eliminate the L/C Issuer's risk with respect to such Lender.

            (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

            (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Application pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including the Letter of Credit Application, as the L/C Issuer or the Administrative Agent may require.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written confirmation from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more of the applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c)   Drawings and Reimbursements; Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof, and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"). Not later than 1:00 p.m.. on the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d)   Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligation and the termination of this Agreement.

      (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any Loan Document or any other agreement or instrument relating thereto;

            (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

      The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of each document required under such Letter of Credit strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing to secure the L/C Obligations. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts (the "Collateral Account") at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount thereof, the Borrower will forthwith, upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (i) such aggregate Outstanding Amount over (ii) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. Notwithstanding anything to the contrary in this Section 2.03(g), if at any time any balance shall remain in the Collateral Account and (i) all Outstanding Amounts of the L/C Borrowings have been paid in full, and (ii) if on or after the Letter of Credit Expiration Date, no Letter of Credit remains outstanding and partially or wholly undrawn, the full amount of the balance in the Collateral Account shall be returned to the Borrower.

      (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to any Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) ("ISP") shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance.

      (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.07. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date for such Letter of Credit and thereafter, for such Letter of Credit, on demand. Promptly after the end of each calendar quarter, the Administrative Agent shall furnish to the Lenders information with respect to the

Letters of Credit issued under this Agreement. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 12.5 basis points of the maximum stated amount available to be drawn under such Letter of Credit on the date of issuance of such Letter of Credit payable on such date. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

      (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

      SECTION 2.04 SWING LINE LOANS.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

      (c)   Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
      Section 2.04(c) shall be absolute and
      unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

      (d)   Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
      10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      SECTION 2.05 PREPAYMENTS.

      (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares. Any prepayment of a Committed Loan with respect to which the Borrower has agreed to pay an Alternative Rate to the Alternative Rate Lender shall also be accompanied by any relevant Breakage Amount.

      (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

      SECTION 2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that
(i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction,
(ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      SECTION 2.07 REPAYMENT OF LOANS.

      (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

      (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

      SECTION 2.08 INTEREST.

      (a)   Subject to the provisions of Section 2.07 and subsection (b) below,
(i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

      (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. To the extent permitted by Law, interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      (d) Upon the written acceptance of a Request for Alternative Rate by the Alternative Rate Lender with respect to a Committed Loan or any portion thereof (including continuations thereof in accordance with the next to last sentence of Section 2.02(a)), the Borrower shall pay interest to the Alternative Rate Lender for its account on the unpaid principal amount of such Committed Loan or relevant portion thereof at a rate per annum equal to the Alternative Rate from the effective date of the Alternative Rate Agreement on each Interest Payment Date occurring prior to the end of (and including the last day of) the Alternative Rate Period for such Committed Loan or earlier termination of the Alternative Rate pursuant to the terms of the Alternative Rate Agreement or this Agreement; provided, however, that each Lender (other than the Alternative Rate Lender) shall continue to receive from the Administrative Agent (after its receipt of payment from the Alternative Rate Lender as set forth in the immediately following sentence) its Pro Rata Share of interest on such Committed Loan determined pursuant to subsection (a) above. The Lenders agree that to the extent that the Borrower pays the Alternative Rate on an Interest Payment Date for a Committed Loan or relevant portion thereof to the Alternative Rate Lender, the Borrower's obligation to pay interest on such Committed Loan on such Interest Payment Date shall have been satisfied and it shall be the responsibility of the Alternative Rate Lender to pay to the Administrative Agent for the account of the other Lenders the interest due on such Committed Loan determined pursuant to subsection (a) above on such Interest Payment Date. The Borrower and Lenders acknowledge and agree that (i) the Alternative Rate Lender may, in its sole discretion, at any time upon the occurrence of any event or condition described in Section 3.05(b), by notice to the Borrower and the Administrative Agent terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to a Committed Loan to revert to (A) the interest rate otherwise applicable to such Committed Loan determined pursuant to subsection (a) above (the "Original Rate"), or (B) the Default Rate if it would then be applicable to such Committed Loan pursuant to subsection (b) above, (ii) if, with respect to a Committed Loan as to which an Alternative Rate is then applicable, the Lenders (other than the Alternative Rate Lender) shall fail to receive the Original Rate or, if applicable, the Default Rate for such Committed Loan from the Administrative Agent, the Alternative Rate shall automatically revert to the Original Rate or, if applicable, the Default Rate for such Committed Loan and the Alternative Rate Agreement applicable to such Loan shall, at the discretion of the Alternative Rate Lender, terminate, and (iii) no Lender shall have any right to any payment or performance from the Alternative Rate Lender hereunder or otherwise in respect of any Alternative Rate Agreement other than as provided in the second sentence of this Section 2.08(d). The Borrower and the Lenders further acknowledge and agree that notwithstanding the foregoing, in the event that the Default Rate shall at any time apply to a Committed Loan as to which an Alternative Rate Agreement remains in effect, the Borrower shall be solely responsible for the full and timely payment to the Administrative Agent for the account of the Lenders (including the Alternative Rate Lender) of the amount by which such Default Rate exceeds the Original Rate. Further, the Borrower and the Lenders acknowledge and agree that notwithstanding the foregoing, in the event that any taxes, costs or expenses shall be required to be paid by the Borrower under Article III or Section 10.15 with respect to any Committed Loan as to which an Alternative Rate Agreement remains in effect, the Borrower shall be solely responsible for the full and timely payment to the Administrative Agent for the account of the Lenders (including the Alternative Rate Lender) of any such taxes, costs or expenses under Article III or Section 10.15.

      SECTION 2.09 FEES. In addition to certain fees described in subsections
(i) and (j) of Section 2.03:

      (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the Utilization Fee Applicable Rate times the Total Outstandings on each day that the Total Outstandings exceeds 50% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination). The utilization fee under this Agreement shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and ending on the Maturity Date. The utilization fee under this Agreement shall be calculated quarterly in arrears and if there is any change in the Applicable Rate during any quarter, the daily amount shall be computed and multiplied by the Utilization Fee Applicable Rate for each period during which such Utilization Fee Applicable Rate was in effect. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

      (c) Other Fees. (i) The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Commitment Letter and the Fee Letters. Unless agreed to otherwise, such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      SECTION 2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest (including Alternative Rate) shall be made on the basis of a 360-day year and actual days elapsed. All other computations of fees and interest (including Alternative
Rate) shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.11 EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      (b)   In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsections (a) and (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

      SECTION 2.12 PAYMENTS GENERALLY.

      (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

      (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

      (c) Unless the Borrower, the Alternative Rate Lender or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Alternative Rate Lender or Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Alternative Rate Lender or Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

            (i) if the Borrower or Alternative Rate Lender failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      A notice from the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

      (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any

Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

      (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      (g) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender under the Note held by such Lender, to charge from time to time against any and all of the Borrower's accounts with such Lender any amount so due.

      SECTION 2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon; provided, further, that payment of any Breakage Amount by the Borrower which has been obtained by the Alternative Rate Lender by set-off pursuant to Section 10.09 hereof shall not be subject to the provisions of this Section. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders and the Borrower following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      SECTION 2.14 INCREASE IN COMMITMENTS.

      (a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments; provided that such increase(s) in the Aggregate Commitments hereunder, total no more than $250,000,000 in the aggregate. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to

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

respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement substantially in the form of Exhibit G (a "Joinder").

      (b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine within a reasonable period of time the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (for further distribution to each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Aggregate Commitments under this Section.

      (c)   This Section shall supersede any provisions in Sections 2.13 or
10.01 to the contrary.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      SECTION 3.01 TAXES.

      (a) Subject to Section 10.15, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net or gross income, and franchise taxes imposed on it (in lieu of net or gross income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent, such Lender or applicable Lending Office, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). Subject to Section 10.15, if the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net or gross income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

      (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

      (e) In the event that the Administrative Agent, L/C Issuer or any Lender receives a written communication from any governmental authority with respect to an assessment or proposed assessment of any Taxes, such Administrative Agent, such L/C Issuer or Lender, as the case may be, shall promptly notify the Borrower in writing and provide the Borrower with a copy of such communication. The Administrative Agent's, L/C Issuer's or a Lender's failure to provide a copy of such communication to the Borrower shall not relieve the Borrower of any of its obligations hereunder.

      (f) If the Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender, or the Administrative Agent, as applicable, shall provide reasonable cooperation (including, if requested by the Borrower, written cooperation) to the Borrower at the Borrower's expense in challenging such Tax; provided, however, that no Lender shall be required to take any action hereunder which, in the sole discretion of such Lender, would cause such Lender or its applicable Lending Office to suffer a legal, regulatory or material economic disadvantage.

      (g)   Any Lender claiming any additional amounts payable pursuant to this
Section 3.01 agrees to use reasonable efforts to change the jurisdiction of its applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such change in jurisdiction.

      SECTION 3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending

Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. As to any such affected Lender, any Eurodollar Rate Loan will be funded as a Base Rate Loan.

      SECTION 3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      SECTION 3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

      (a) If any Lender determines that as a result of the introduction of or any change in any Law after the Closing Date or in the interpretation of any Law after the Closing Date, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by
Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy after the Closing Date or any change therein or in the interpretation thereof after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

      SECTION 3.05 FUNDING LOSSES; BREAKAGE AMOUNT. (a) Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

            (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

      For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      (b) Upon demand of the Alternative Rate Lender from time to time, the Borrower shall promptly compensate the Alternative Rate Lender for and hold the Alternative Rate Lender harmless from any Breakage Amount incurred by it as a result of any of the following, whether such events or failures are voluntary by the Borrower or are mandatory, involuntary or automatic occurrences pursuant to the terms of this Agreement or otherwise:

            (i) any continuation, conversion, payment or prepayment of any Loan subject to an Alternative Rate Agreement other than continuations to successive Interest Periods during the Alternative Rate Period applicable to any Loan effected in accordance with the next to last sentence of
      Section 2.02(a); or

            (ii) any failure to consummate an Alternative Rate Agreement, or to borrow the Loan described in the Alternative Rate Agreement, on the date notified by Borrower; or

            (iii) any Loan as to which an Alternative Rate Agreement is in effect not being continued to successive Interest Periods of like duration during the applicable Alternative Rate Period; or

            (iv) the occurrence of any event or condition described in Article III hereof which causes a change in, or suspension or termination of, the Original Rate otherwise applicable to any Loan subject to an Alternative Rate Agreement; or

            (v) the occurrence of any Event of Default which shall not have been waived.

      SECTION 3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. The Administrative Agent or any Lender shall provide the Borrower with a certificate claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder which certificate shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

      Notwithstanding anything in this Article III to the contrary, the Borrower agrees with respect to any amounts due from the Borrower under this Article III for reimbursement with regard to any taxes, costs or expenses described in this
Article III to pay such amounts within 30 days after notice from the Lender thereof unless (i) such Lender gives the Borrower notice more than 120 days after such Lender has knowledge of the occurrence of the event giving rise to such taxes, costs or expenses or (ii) if such taxes, costs or expenses are the result of any change in Law that is applied retroactively, more than 120 days after the date such Law was changed (without giving effect to such retroactive application).

      SECTION 3.07 SURVIVAL. All of the Borrower's obligations under this
Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      SECTION 4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

            (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

            (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

            (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

            (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business to the extent the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certified copies of the Borrower's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

            (v) a favorable opinion of Bracewell & Patterson L.L.P., counsel to the Borrower, and in-house counsel of the Borrower addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Borrower and the Loan Documents as the Required Lenders may reasonably request;

            (vi)  a certificate of a Responsible Officer of the Borrower either
      (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that, after due inquiry and to the best of such Responsible Officer's knowledge, no such consents, licenses or approvals are so required;

            (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Debt Ratings;

            (viii) evidence that the Existing Credit Facilities have been or concurrently with the Closing Date are being terminated, and all amounts owing thereunder have been paid in full;

            (ix) evidence that insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, as the Administrative Agent reasonably may require;

            (x) a Committed Loan Notice relating to the initial Credit Extension; and

            (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

      (b) Any fees and expenses required to be paid on or before the Closing Date shall have been paid.

      (c) The Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

      (d) There shall not have occurred since the date of the Audited Financial Statements any event or circumstance that has had or could be or be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      SECTION 4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) and an increase in the Aggregate Commitments in accordance with Section 2.14 is subject to the following conditions precedent:

      (a)   The representations and warranties of the Borrower contained in
Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, and any such Increase Effective Date, except for the purposes of this
Section 4.02 (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) the representations and warranties contained in subsections (a) and (b) of Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (iii) the representations and warranties contained in Sections 5.05(c) and 5.06 need to be true and correct in all material respects only as of the date of the initial Credit Extension and any such Increase Effective Date.

      (b) No Default shall exist, or would result from such proposed Credit Extension or increase in Aggregate Commitments in accordance with Section 2.14.

      (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension or the certificate referred to in Section 2.14(b) with respect to any increase in Aggregate Commitments, as applicable, in accordance with the requirements hereof.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) and certificate referred to in Section 2.14(b) with respect to any increase in the Aggregate Commitments, as applicable, submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension or the Increase Effective Date, as applicable.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent and the Lenders that:

      SECTION 5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. The Borrower (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in subsection (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which the Borrower is a party, except to the extent that such breach, contravention or creation of any such Lien could not reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any material Law. No Subsidiary of the Borrower is in violation of any Law or in breach of any Contractual Obligation, the violation of which could be reasonably likely to have a Material Adverse Effect.

      SECTION 5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document.

      SECTION 5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document to which the Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject in the case of enforceability to the effects of bankruptcy and general principles of equity.

      SECTION 5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower as of the date thereof and its consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof to the extent required by GAAP, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP.

      (b) The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the consolidated financial condition of the Borrower as of the date thereof and its consolidated results of operations for the period covered thereby, except as expressly noted therein, and subject, in the case of clauses (i) and (ii), to year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof to the extent required by GAAP, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP.

      (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.06 LITIGATION. Except as disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Indebtedness or Guarantee that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      SECTION 5.08 LIENS. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      SECTION 5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with insurance companies or with a captive insurance company that is an Affiliate of the Borrower as to which the Administrative Agent may request reasonable evidence of financial responsibility, in such amounts, with such deductibles and covering such risks as are customarily carried by companies with similar financial capacity and engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

      SECTION 5.11 TAXES. The Borrower and its Subsidiaries have filed all tax returns and reports required to be filed, and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except for those tax returns, reports, taxes, assessments, fees and other governmental charges, which in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower is not aware of any proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

      SECTION 5.12 ERISA COMPLIANCE.

      (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and except as could not reasonably be expected to have a Material Adverse Effect, no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) Except as could not be reasonably expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      SECTION 5.13 [INTENTIONALLY OMITTED].

      SECTION 5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock in violation of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U.

      (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of the Loans, nor the issuance of the Letters of Credit or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of other transactions contemplated hereunder, will violate any provision of the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any rule, regulation or order of the SEC.

      SECTION 5.15 DISCLOSURE. At the initial Credit Extension and the Increase Effective Date, Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 5.16 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.17 TAX SHELTER REGULATIONS. The Borrower does not intend to treat the Loans and/or Letters of Credits and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Committed Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

      SECTION 6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent (for further distribution to each Lender):

      (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and

      (b) as soon as available, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, beginning with the quarter ending June 30, 2004, a consolidated balance sheet of the Borrower as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(b), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

      SECTION 6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent (for further distribution to each Lender):

      (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

      (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent generally to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

      (c) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4) a duly completed copy of IRS Form 8886 or any successor form; and

      (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

      Documents required to be delivered pursuant to Sections 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the
SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on the Platform, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the

Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      SECTION 6.03 NOTICES. Promptly, after knowledge thereof, notify the Administrative Agent and each Lender:

      (a)   of the occurrence of any Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) of the occurrence of any ERISA Event in an aggregate amount in excess of $50 million; and

      (d)   of any announcement by Moody's or S&P of any change in a Debt
Rating.

      SECTION 6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, to the extent that the failure to discharge such obligations and liabilities, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, except in a transaction permitted by Section 7.04 and except to the extent that the non-preservation or non-renewal of such patents, trademarks, trade names and service marks could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.06 [INTENTIONALLY OMITTED].

      SECTION 6.07 MAINTENANCE OF INSURANCE. Maintain with insurance companies or with a captive insurance company that is an Affiliate of the Borrower as to which the Administrative Agent may request reasonable evidence of financial responsibility, insurance with respect to its properties in such amounts with such deductibles and covering such risks as are customarily carried by companies with similar financial capacity and engaged in similar businesses and owning similar properties in localities where the Borrower or applicable Subsidiaries operates.

      SECTION 6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

      SECTION 6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and no more than two such inspections within a twelve month period, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      SECTION 6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions
(a) to provide for working capital to the Borrower and its Subsidiaries, (b) to pay fees and expenses related to this Agreement, (c) for other general corporate purposes not in contravention of any Law or of any Loan Document, (d) to finance acquisitions in accordance with the terms of this Agreement, and (e) to repay any amounts outstanding under the Existing Credit Facilities.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      SECTION 7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a)   Liens pursuant to any Loan Document;

      (b) Liens existing on the date hereof (i) that do not exceed $1 million or (ii) are listed on Schedule 7.01 and any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by
Section 7.03(b);

      (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) and deposits securing liability insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

      (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property existing or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property of the Borrower and its Subsidiaries taken as a whole or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal, supersedeas or surety bonds related to such judgments not constituting an Event of Default under Section 8.01(h);

      (i) Liens securing Indebtedness permitted under Section 7.03(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

      (j)   Liens securing Indebtedness permitted under Section 7.03(j);

      (k) statutory rights of set-off arising in the ordinary course of business;

      (l) Liens existing on property at the time of acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof;

      (m) Liens existing on property of a Subsidiary at the time such Subsidiary is merged or consolidated with or into, or acquired by, the Borrower or any Subsidiary or becomes a Subsidiary and not created in contemplation thereof; and

      (n) Liens in favor of banks which arise under Article 4 of the Uniform Commercial Code on items in collection and documents relating thereto and the proceeds thereof.

      SECTION 7.02 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for the acquisition (in one or a series of transactions) of all of the capital stock or equity interests or all or substantially all of the assets of any Person unless (a) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom and (b) if the aggregate amount invested (including assumed debt) is greater than $250 million, pro forma consolidated historical financial statements of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter for the four fiscal quarters most recently ended giving effect to the acquisition of the company or business pursuant to this Section 7.02 are delivered to the Administrative Agent not less than 5 Business Days prior to the consummation of any such acquisition or series of acquisitions, together with a Compliance Certificate of a Responsible Officer of the Borrower delivered to the Lenders demonstrating pro forma compliance with Section 7.11 after giving effect to such acquisition or series of acquisitions.

      SECTION 7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a)   Indebtedness under the Loan Documents;

      (b) Indebtedness outstanding on the date hereof that (i) is less than $2 million individually or $15 million in the aggregate or (ii) is listed on
Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

      (c) obligations (contingent or otherwise) of the Borrower existing or arising under any Swap Contract; provided that such obligations are (or were) entered into in the ordinary course of business for the purpose of directly mitigating risks, and not for purposes of speculation or taking a "market view";

      (d) Indebtedness of the Borrower in respect of capital leases and purchase money obligations for fixed or capital assets; provided that the only property subject to such capital leases and purchase money obligations is the property so acquired;

      (e) Indebtedness that may be deemed to exist pursuant to surety bonds, appeal bonds, supersedeas bonds or similar obligations incurred in the ordinary course of business;

      (f) so long as no Default has occurred and is continuing or would result therefrom at the time of incurrence, unsecured Indebtedness of the Borrower; provided that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising under this Agreement and the Loan Documents;

      (g) Indebtedness of a Substantially-Owned Subsidiary of the Borrower to the Borrower or any of its Substantially-Owned Subsidiaries or Indebtedness of the Borrower to any Substantially-Owned Subsidiary of the Borrower to the extent such Indebtedness is evidenced by notes contributed to Sycamore Insurance Company Ltd. or its Subsidiaries or if such Indebtedness otherwise secures liabilities to third parties; provided that (i) immediately before and after giving effect thereto, no Default exists or would result therefrom, (ii) each item of such Indebtedness shall be unsecured and, (A) in the case of Indebtedness owed by the Borrower, shall be subordinated in right of payment to all of the Obligations under this Agreement and the other Loan Documents on the terms set forth in Exhibit H and (B) in the case of Indebtedness owed by any Substantially-Owned Subsidiary of the Borrower, shall not be paid unless all accrued and owed Obligations under this Agreement and the other Loan Documents are paid in full; (iii) the aggregate amount of all such Indebtedness shall not exceed $3 billion; and (iv) such Indebtedness shall only be permitted to the extent that it will be eliminated for purposes of the consolidated financial statements of the Borrower in accordance with GAAP;

      (h) Indebtedness of a Substantially-Owned Subsidiary of the Borrower to the Borrower or any of its Substantially-Owned Subsidiaries or Indebtedness of the Borrower to any Substantially-Owned Subsidiary of the Borrower in connection with loans or advances, other than intercompany Indebtedness of the type contemplated in Section 7.03(g); provided that each item of intercompany debt shall be unsecured and such Indebtedness shall only be permitted to the extent that it will be eliminated for purposes of the consolidated financial statements of the Borrower in accordance with GAAP;

      (i) Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection; and

      (j)   Indebtedness (exclusive of Indebtedness permitted under subsection
(a) through (i) above) in an aggregate principal amount not to exceed 25% of Shareholder's Equity as of the most recently ended fiscal quarter of the Borrower which Indebtedness may be secured by Liens pursuant to Section 7.01(j); provided that any Guarantee of the Borrower is not senior in right of payment to the payment of Indebtedness arising under this Agreement and the Loan Documents; and provided, further that in no event shall any Subsidiary Guarantee any Indebtedness of the Borrower or another Subsidiary at any time.

      SECTION 7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (any such event being a "Fundamental Change"), except that, so long as no Default exists or would result therefrom:

      (a) any Subsidiary may merge or consolidate with or into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

      (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary;

      (c) the Borrower or any Subsidiary may merge with any Person in a transaction that would be an acquisition that is permitted under this Agreement; provided that (i) if the Borrower is a party to such merger, it shall be the continuing or surviving Person, or (ii) if any Subsidiary is a party to such merger, such Subsidiary shall be the continuing or surviving Person;

      (d) the Borrower may sell all the capital stock of Forethought Federal Savings Bank; and

      (e) Fundamental Changes not otherwise permitted under this Section 7.04; provided that the aggregate book value thereof shall not exceed in the aggregate $200,000,000.

      SECTION 7.05 [INTENTIONALLY OMITTED].

      SECTION 7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

      (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

      (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

      (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

      (d) the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; provided that immediately after giving effect to such proposed action, no Event of Default would exist.

      SECTION 7.07 CHANGE IN NATURE OF BUSINESS. Enter into any business, if after giving effect thereto, the business of the Borrower and its Subsidiaries, taken as a whole, would be substantially different from the business in which the Borrower and its Subsidiaries, taken as a whole, is presently engaged.

      SECTION 7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that this Section 7.08 shall not prohibit any transaction permitted by Section 7.03(g) or 7.03(h); provided, further, that this Section 7.08 shall not apply to reasonable compensation (including amounts paid pursuant to Plans) and indemnification paid or made available to an officer, director or employee of the Borrower or any of its Subsidiaries for services rendered in that Person's capacity as an officer, director or employee or the making of any Restricted Payment otherwise permitted by this Agreement, in each case to the extent any such payments are made in accordance with applicable Law. For purposes of this Section 7.08, Affiliate shall not include the Borrower or any wholly-owned Subsidiary of the Borrower.

      SECTION 7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement and any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower; provided, however, that this clause
(i) shall not prohibit (A) customary provisions restricting subletting or assignment of any leases of the Borrower or any Subsidiary or provisions in agreements restricting the assignment of such agreement or any rights thereunder or (B) any temporary encumbrance or restrictions with respect to a Subsidiary under an agreement that has been entered into for the disposition of all or substantially all of the equity interests or assets of such Subsidiary, provided that such disposition is otherwise permitted under this Agreement, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness and shall not prohibit the grant of Liens otherwise permitted under
Section 7.01; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that this subsection (b) shall not prohibit the grant of Liens otherwise permitted under Section 7.01. This Section 7.09 shall not apply to Forethought Insurance Company to the extent prohibited by Law.

      SECTION 7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, in violation of Regulation U.

      SECTION 7.11 TOTAL DEBT TO TOTAL CAPITALIZATION RATIO. Permit the ratio at any fiscal quarter end of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization to exceed 0.55:1.

      For purposes of calculations under this Section 7.11, (i) the Indebtedness of any Person shall not include 75% of the principal amount of any mandatorily convertible unsecured bonds, debentures, preferred stock or similar instruments in a principal amount not to exceed $500 million in the aggregate during the term of this Agreement which are payable in no more than three years (whether by redemption, call option or otherwise) solely in common stock or other common equity interests of such Person (the "Convertibles"), and (ii) Shareholders' Equity of any Person shall include 75% of the principal amount of any Convertibles (whether or not such Convertibles would be considered shareholders' equity under GAAP).

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

      (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or
(ii) within three Business Days after the same becomes due, any interest on any Loan (including interest payable by the Borrower at the Alternative Rate) or on any L/C Obligation, or any facility fee, utilization fee or other fee due hereunder, or (iii) within fifteen days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.01 or 6.02(a) and such failure continues for five (5) days, or (ii) Section 6.03 or 6.11 or
Article VII; or

      (c) Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt of notice from, or knowledge of, a Responsible Officer or receipt of notice from the Administrative Agent or any Lender; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

      (e) Cross-Default; Cross Acceleration. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $75,000,000 or (B) after giving effect to all grace periods, fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

      (f) Insolvency Proceedings, Etc. The Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) [INTENTIONALLY OMITTED].

      (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (j) Change of Control. There occurs any Change of Control with respect to the Borrower.

      SECTION 8.02 REMEDIES UPON EVENT OF DEFAULT. (a) If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (i) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

            (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

      Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

            (iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      (b) At any time following the occurrence of any Event of Default, the Alternative Rate Lender may, in its sole discretion, by notice to the Borrower and the Administrative Agent, terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to any Committed Loan or any portion thereof to revert to the Original Rate or, if applicable, the Default Rate, for such Committed Loan (and, for the avoidance of doubt, interest on any unpaid Alternative Rate Loan after the last Interest Payment Date to occur prior to the Event of Default shall accrue at the Original Rate); provided, however, that the Borrower shall nonetheless owe the Alternative Rate Lender the Breakage Amount, if any.

      SECTION 8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

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

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

      SECTION 9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

      (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and the Agent-Related Persons shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent and the Agent-Related Persons have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Agent-Related Persons. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

      SECTION 9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      SECTION 9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the

Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

      SECTION 9.04 RELIANCE BY ADMINISTRATIVE AGENT.

      (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      SECTION 9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

      SECTION 9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including

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

whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

      SECTION 9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to Indemnified Liabilities, this Section
9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

      SECTION 9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent or the Alternative Rate Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the

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

Alternative Rate Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      SECTION 9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Swing Line Lender and may, at the option of Bank of America, also constitute its resignation as Alternative Rate Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Swing Line Lender, and, if applicable, Alternative Rate Lender, and the respective terms "Administrative Agent," "Swing Line Lender", and, if applicable, "Alternative Rate Lender" shall mean such successor administrative agent, swing line lender, and, if applicable, such retiring alternative rate lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Swing Line Lender's, and, if applicable, the retiring Alternative Rate Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Swing Line Lender, or, if applicable, of such retiring Alternative Rate Lender or any other Lender, other than the obligations of the successor Alternative Rate Lender to enter into Alternative Rate Agreements with the Borrower in substitution for the Alternative Rate Agreements, if any, existing at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      SECTION 9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

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

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      SECTION 9.11 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "bookrunner," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X
                                  MISCELLANEOUS

      SECTION 10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

      (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any covenant hereunder (or

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

any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

      (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

      (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each of the Fee Letters and the Commitment Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) except as provided in clause (vi) below, no amendment, waiver or consent shall, unless in writing and signed by the Alternative Rate Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Alternative Rate Lender under this Agreement or any other Loan Document; and
(vi) any Alternative Rate Agreement (including the Alternative Rate payable by the Borrower thereunder) and Section 3.05(b) may be amended, or rights or privileges thereunder waived, in a writing executed only by the Borrower and the Alternative Rate Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      SECTION 10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

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

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Platform shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor.

      (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. Notwithstanding the foregoing, nothing in this Agreement shall modify any deposit account agreements to the extent there are transfers from such accounts of the Borrower and its Subsidiaries.

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

      SECTION 10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      SECTION 10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of the Commitment Letter, the Fee Letters, this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all reasonable Attorney Costs. The foregoing costs and expenses shall include all charges and fees related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

      SECTION 10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Joint Lead Arranger, the Syndication Agent, each Documentation Agent and each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the Commitment Letter (including, without limitation, the pre-closing syndication and arrangement of the Loans), (b) the execution and delivery (with respect thereto, the Attorney Costs of the Administrative Agent only), and enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (c) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee

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for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Documents, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Subsidiaries, its directors, stockholders or auditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      SECTION 10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause
(b) shall survive the payment in full of the Obligations and the termination of this Agreement.

      SECTION 10.07 SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire

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remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (such approval shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender, an Affiliate of a Lender or an Approved Fund; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (for avoidance of doubt which shall not be payable by or subject to reimbursement from the Borrower) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note, in exchange for the old Note, to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such

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obligations and (iii) the Borrower, the Administrative Agent and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender to (i) a Federal Reserve Bank or
(ii) with the prior consent of the Borrower, which would not be unreasonably withheld, any other Person; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) As used herein, the following terms have the following meanings:

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Approved Fund" means any Fund that is administered or managed by
      (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Swing Line Lender. If Bank of

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America resigns as Swing Line Lender, it shall retain all the rights of the
Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

      (i) Notwithstanding anything to the contrary contained herein, all assignments and participations shall be made in compliance with Law.

      SECTION 10.08 CONFIDENTIALITY. Each of the Administrative Agent, the Syndication Agent, the Documentation Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or credit derivative transaction relating to the Borrower and its obligations; (g) with the written consent of the Borrower; or (h) to the extent such Information (x) was or becomes publicly available other than as a result of a breach of this Section or
(y) was or becomes available to the Administrative Agent, the Syndication Agent, either Documentation Agent or any Lender on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent, the Syndication Agent, each Documentation Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Syndication Agent, each Documentation Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. For purposes of this Section, "Information" means all information received from the Borrower or its Subsidiaries relating to the Borrower or its business, other than any such information that is or becomes available to the Administrative Agent, the Syndication Agent, each Documentation Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information not clearly identified in writing as "PUBLIC" at the time of delivery shall be treated as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, the Letters of Credit and the transactions contemplated hereby.

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      SECTION 10.09 SET-OFF. In addition to any rights and remedies of the
Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      SECTION 10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent, the L/C Issuer or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      SECTION 10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      SECTION 10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

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      SECTION 10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.15 TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent and the Borrower, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

            (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent and the Borrower on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

            (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY, W-8BEN or W-8ECI pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this
      Section 10.15(a); provided that

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

      if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate; provided, further, that should such Lender become subject to Taxes because of its failure to satisfy the foregoing provisions of this Section 10.15(a) the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes.

            (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under Section 3.01 or this Section 10.15(a).

      (b) Upon the request of the Administrative Agent or the Borrower, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent and the Borrower two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

      (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

      SECTION 10.16 GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ALL PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF

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FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY
ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHTS OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

      SECTION 10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      SECTION 10.18 USA PATRIOT ACT. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with such Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  HILLENBRAND INDUSTRIES, INC., as Borrower

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  BANK OF AMERICA, N.A., as Administrative Agent

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  CITICORP NORTH AMERICA, INC., as
                                  Syndication Agent

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  BNP PARIBAS, as Documentation Agent

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  KEYBANK NATIONAL ASSOCIATION., as
                                  Documentation Agent

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  UBS AG, STAMFORD BRANCH, as Documentation
                                  Agent

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  BANK OF AMERICA, N.A., as a Lender, Swing Line Lender, Alternative Rate Lender and L/C Issuer

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  CITICORP NORTH AMERICA, INC., as a Lender

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  KEYBANK NATIONAL ASSOCIATION, as a Lender

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  UBS LOAN FINANCE LLC, as a Lender

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  BNP PARIBAS, as a Lender

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  BANK ONE NA, as a Lender

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  PNC BANK, NATIONAL ASSOCIATION, as a Lender

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                                                   SCHEDULE 1.01

                                    EXISTING
                                LETTERS OF CREDIT

Letter of Credit No.          Beneficiary                Dollar Amount     Issue Date   Expiration Date
--------------------          -----------                -------------     ----------   ---------------
  T00000003052430      United States Fidelity and        $ 7,525,000.00     11/26/02       12/01/04
                       Guaranty Company

  T00000003052431      The Travelers Indemnity Company   $ 6,251,000.00     11/26/02       12/01/04

  T00000003064397      St. Paul Fire and Marine          $   900,000.00      7/19/04        7/15/05
                       Insurance Company

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

           LENDER                     COMMITMENT       PRO RATA SHARE
           ------                     ----------       --------------
Bank of America, N.A.                $  70,000,000               17.5%

Citicorp North America, Inc.         $  70,000,000               17.5%

KeyBank National Association         $  55,000,000               13.8%

UBS Loan Finance LLC                 $  55,000,000               13.8%

BNP Paribas                          $  55,000,000               13.8%

Bank One, NA                         $  55,000,000               13.8%

PNC Bank, National Association       $  40,000,000               10.0%
                                     -------------     --------------
Total                                $ 400,000,000     100.0000000000%

                                                                   SCHEDULE 5.06

                                   LITIGATION

      On June 30, 2003, Spartanburg Regional Healthcare System (the "Plaintiff") filed suit against Hillenbrand and its Hill-Rom subsidiary, in the United States District Court for the District of South Carolina. Plaintiff alleges violations of the federal antitrust laws, including attempted monopolization and tying claims. The Court recently denied our motion to Dismiss and discovery has begun. The trial is anticipated to occur in June, 2005.

      Plaintiff is seeking certification of a class of all customers who purchased Hill-Rom hospital beds and in-room products between 1999 and 2003 pursuant to an optional, package discount on capital equipment (including acute care hospital beds) purchases and specialty bed rentals offered to customers by Hill-Rom. Hill-Rom offered hospitals and group purchasing organizations the option of agreeing to use Hill-Rom products to fulfill substantially all of their capital equipment and specialty rental bed needs in exchange for a bigger discount on the price of capital equipment. Hill-Rom also offered capital equipment and specialty rental beds separately with or without the substantial commitment with other discounts. Plaintiff seeks actual monetary damages on behalf of the purported class in excess of $100 million, trebling of any such damages that may be awarded, recovery of attorney's fees and injunctive relief.

      We are aggressively defending ourselves against Plaintiff's allegations and have asserted what we believe to be meritorious defenses.

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

                                                                                          OUTSTANDING AT 07/28/2004
HILL-ROM ENTITY   STARTING DATE   MATURITY DATE    LENDER NAME            RATE                   (IN EUROS)
 Sas Hill-rom        Aug-92           May-07         Auxicomi      Euribor 3 mois + 1,5             851,110
 Sas Hill-rom        Mar-96           Dec-10         Auxicomi      Euribor 3 mois + 1,5             541,496
                                                                                                  ---------
                                                                  TOTAL                           1,392,606
                                                                                                  =========

*

* Capitalized lease obligations secured by real estate and building in Pluvinger, France.

                                                                   SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

OUTSTANDING INDEBTEDNESS as of July 28, 2004

December 13, 1991 unsecured 8 1/2 % debentures
  due 2011 underwritten by Shearson Lehman
  Brothers and Morgan Stanley & Co. Inc.  Issued
  pursuant to 12/1/91 Indenture, as amended,
  between Hillenbrand Industries, Inc. and LaSalle
  Bank as successor trustee.                           $      47,306,000

February 23, 1994 unsecured 7% debentures due
  2024 underwritten by Shearson Lehman Brothers
  and Morgan Stanley & Co. Inc.  Issued pursuant
  to 12/1/91 Indenture, as amended, between
  Hillenbrand Industries, Inc. and LaSalle Bank as
  successor trustee.                                          18,725,000

December 8, 1997 unsecured 6 3/4% debentures due
  2027 underwritten by Morgan Stanley Dean Witter
  and Merrill Lynch & Co.  Issued pursuant to
  12/1/91 Indenture, as amended, between
  Hillenbrand Industries, Inc. and LaSalle Bank as
  successor trustee.                                          29,773,000

June 7, 2004 unsecured 4 1/2% senior notes due
  2009 underwritten by Goldman Sachs and Citigroup.
  Issued pursuant to 12/1/91 Indenture, as amended,
  between Hillenbrand Industries, Inc. and LaSalle
  Bank as successor trustee.                                 250,000,000

Other -- See below                                             2,201,389
                                                       -----------------
Total long-term debt                                   $     348,005,389
                                                       =================

OTHER:
Direct Obligations:

HILL-ROM ENTITY   STARTING DATE   MATURITY DATE          LENDER NAME                   RATE           OUTSTANDING AT 07/28/2004
 Sas Hill-rom         May-00          Feb-07           Conseil Regional            0% interest               EUR 419,235
                                                                                                             -----------

                                                                                                             ===========

Capitalized Lease Obligations:

HILL-ROM ENTITY   STARTING DATE   MATURITY DATE    LENDER NAME            RATE            OUTSTANDING AT 07/28/2004
 Sas Hill-rom        Aug-92          May-07          Auxicomi      Euribor 3 mois + 1,5          EUR  851,111
 Sas Hill-rom        Mar-96          Dec-10          Auxicomi      Euribor 3 mois + 1,5          EUR  541,497
                                                                                                    ---------
                                                                  TOTAL                         EUR 1,392,608
                                                                                                    =========

                                                                   Total Other in EUR               1,811,843
                                                                   Total Other in USD               2,201,389

CONTINGENT OBLIGATIONS AS OF JULY 28, 2004:

VARIOUS STANDBY LETTERS OF CREDIT WITH BANK OF AMERICA          13,776,000*

VARIOUS STANDBY LETTERS OF CREDIT WITH LASALLE                  13,660,153**

VARIOUS STANDBY LETTERS OF CREDIT WITH ALLFIRST                    378,131
                                                            --------------
                                Total                       $   27,814,284
                                                            ==============

* -- Outstandings under the existing revolving line of credit with Bank of America as agent.

**-- Outstandings under a $20,000,000 uncommitted credit line with LaSalle Bank.

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,
                          CERTAIN ADDRESSES FOR NOTICES

HILLENBRAND INDUSTRIES, INC.
700 State Route 46 East
Batesville, Indiana 47006
Attention:  Mark Lanning
Telephone:  (812) 934-7256
Facsimile:  (812) 934-1963
Electronic Mail:  mrlanning@hillenbrand.com
Website Address:  www.hillenbrand.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for payments and Committed Loan Notices):
Bank of America, N.A.
101 N. Tryon St.
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attention: Libby Garver, Bank of America - Agency Services
Telephone: 704-386-8451
Facsimile: 704-409-0004
Electronic Mail:   Elizabeth.garver@bankofamerica.com

Bank of America
Charlotte, NC
ABA#: 026009593
Account No.: 1366212250600
Account Name: Corporate Credit Services
Ref: Hillenbrand

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
1455 Market Street
Mail Code:  CA5-701-05-19
San Francisco, CA  94103
Attention:  Kevin Ahart
Telephone:  415-436-2750
Facsimile:  415-503-5000
Electronic Mail:  kevin.ahart@bankofamerica.com

L/C ISSUER:
Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:  Sandra Leon
Telephone: 213-345-5231
Facsimile: 213-345-0265
Electronic Mail:  sandra.leon@bankofamerica.com

Bank of America
New York, NY
ABA#: 026009593
Account No.: 1366212250600
Account Name: Corp Credit Support
Ref: Hillenbrand

SWING LINE LENDER:
Bank of America, N.A.
101 N. Tryon St.
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attention: Libby Garver, Bank of America - Agency Services
Telephone: 704-386-8451
Facsimile: 704-409-0004
Electronic Mail:   elizabeth.garver@bankofamerica.com

Bank of America
New York, NY
ABA#: 026009593
Account No.: 1366212250600
Account Name: Corp Credit Support
Ref: Hillenbrand

ALTERNATIVE RATE LENDER:
Bank of America, N.A.
101 N. Tryon St.
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attention: Libby Garver, Bank of America - Agency Services
Telephone: 704-386-8451
Facsimile: 704-409-0004
Electronic Mail:   elizabeth.garver@bankofamerica.com

Bank of America
Charlotte, NC
ABA#: 053000196

Account No.: 1366212250600
Account Name: Corp Credit Support
Ref: Hillenbrand

Other Notices to Alternative Rate Lender:
Bank of America, N.A.
100 N. Tryon Street, 17th Floor
Mail Code: NC1-007-07-01
Charlotte, North Carolina 28255
Attention:  Craig Murlless
Telephone: 704-387-1296
Facsimile: 704-388-6002
Electronic Mail:  craig.murlless@bankofamerica.com

                                                                     EXHIBIT A-1

                          FORM OF COMMITTED LOAN NOTICE

                                                        Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Multi-Year Credit Agreement, dated as of July 28, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Hillenbrand Industries, Inc., an Indiana corporation (the "Borrower"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, Citicorp North America, Inc., as Syndication Agent and certain other Persons party thereto.

    The undersigned hereby requests (select one):

    [ ]  A Borrowing of Committed Loans        [ ] A conversion or continuation
                                                   of Loans

     1.  On _______________________________ (a Business Day).

     2.  In the amount of $________________.

     3.  Comprised of_________________________.
                      [TYPE OF COMMITTED LOAN REQUESTED]

     4.  For Eurodollar Rate Loans: with an Interest Period of _________ months.

      The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

                                     HILLENBRAND INDUSTRIES, INC.

                                     By: _______________________________________

                                     Name:  ____________________________________

                                     Title: ____________________________________

                                       A-1
                          Form of Committed Loan Notice

                                                                     EXHIBIT A-2

                      FORM OF REQUEST FOR ALTERNATIVE RATE

                                                        Date: ___________, _____
To: Bank of America, N.A., as Alternative Rate Lender

Ladies and Gentlemen:

Reference is made to that certain Multi-Year Credit Agreement, dated as of July 28, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Hillenbrand Industries, Inc., an Indiana corporation (the "Borrower"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, Citicorp North America, Inc., as Syndication Agent and certain other Persons party thereto.

The undersigned hereby requests :

[ ] Alternative Rate Agreement

1.    To be effective on _________________________________.

2.    On the amount of $ _________________________________.

3.    Alternative Rate: [   %] [ _______% + THE APPLICABLE MARGIN FOR EURODOLLAR
RATE LOANS IN EFFECT FROM TIME TO TIME].

4.    Underlying Type of Loan: _______________.


5. Interest Period of underlying Type of Loan, which will be continued throughout the duration of the Alternative Rate Period chosen below in accordance with, and subject to the exceptions thereto set forth in, the next to last sentence of Section 2.02(a): __________ months.

6. Alternative Rate Period: _________________ [IF RELATES TO AN UNDERLYING EURODOLLAR RATE LOAN, ALTERNATIVE RATE PERIOD MUST END AS OF THE END OF AN INTEREST PERIOD APPLICABLE TO SUCH LOAN INDICATED IN 5. ABOVE OR CONTINUATION OF SUCH LOAN TO INTEREST PERIOD(S) OF LIKE DURATION.]

      The foregoing request complies with the requirements of Section 2.02(g) of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the Alternative Rate Agreement requested hereby: no Default has occurred and is continuing on the date hereof or after giving effect to this Agreement for Alternative Rate.

                                     HILLENBRAND INDUSTRIES, INC.

                                     By: _______________________________________

                                     Name:  ____________________________________

                                     Title: ____________________________________


Accepted and Agreed:
BANK OF AMERICA, N.A.,
as Alternative Rate Lender

By: _______________________________

Name:  ____________________________

Title: ____________________________

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To:      Bank of America, N.A., as Swing Line Lender
         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Multi-Year Credit Agreement, dated as of July 28, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Hillenbrand Industries, Inc., an Indiana corporation (the "Borrower"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, Citicorp North America, Inc., as Syndication Agent and certain other Persons party thereto..

      The undersigned hereby requests a Swing Line Loan:

      1.     On ____________________________________ (a Business Day).

      2.     In the amount of $__________________.

      The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

                                     HILLENBRAND INDUSTRIES, INC.

                                     By: _______________________________________

                                     Name:  ____________________________________

                                     Title: ____________________________________

                                      B - 1
                         Form of Swing Line Loan Notice

                                                                       EXHIBIT C

                                  FORM OF NOTE

      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Multi-Year Credit Agreement, dated as of July 28, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, Citicorp North America, Inc., as Syndication Agent and certain other Persons party thereto.

      The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note, except as provided in the Credit Agreement.

                                       C-1
                                  Form of Note

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                     HILLENBRAND INDUSTRIES, INC.

                                     By: _______________________________________

                                     Name:  ____________________________________

                                     Title: ____________________________________

                                       C-2
                                  Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                                  AMOUNT OF
                                                                     END OF      PRINCIPAL OR        OUTSTANDING
                                   TYPE OF LOAN      AMOUNT OF      INTEREST     INTEREST PAID        PRINCIPAL        NOTATION
  DATE       LOAN        DATE          MADE          LOAN MADE       PERIOD        THIS DATE      BALANCE THIS DATE    MADE BY
  ----       ----        ----      ------------      ---------      --------     -------------    -----------------    --------
--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

--------  ----------   --------   ---------------   ------------   ----------   ---------------   -----------------   -----------

                                       C-3
                                  Form of Note

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                      Financial Statement Date: ______________ ,

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Multi-Year Credit Agreement, dated as of July 28, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Hillenbrand Industries, Inc., an Indiana corporation (the "Borrower"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender, and L/C Issuer, Citicorp North America, Inc., as Syndication Agent and certain other Persons party thereto.

      The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

      [Use following paragraph 1 for fiscal YEAR-END financial statements]

      1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for fiscal QUARTER-END financial statements]

      1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

                                  [SELECT ONE:]

      2. [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

      [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

      3. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, (ii) the representations and warranties contained in subsections (a) and (b) of Section
5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant

                                      D - 1
                         Form of Compliance Certificate
to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered and (iii) the representations and warranties contained in Sections 5.05(c) and 5.06 shall be true and correct in all material respects only as of the date of the initial Credit Extension and Increase Effective Date.

      4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and correct in all material respects on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, _________.

                                     HILLENBRAND INDUSTRIES, INC.

                                     By: _______________________________________

                                     Name:  ____________________________________

                                     Title: ____________________________________

                                      D - 2
                         Form of Compliance Certificate

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.       Consolidated Total Debt.

         A.       For the Borrower and its Subsidiaries, calculated on a
                  consolidated basis, all Indebtedness at Statement Date
                  calculated before giving consideration to clause (i) of
                  the second paragraph of Section 7.11.                                $ _________

         B.       For the Borrower and its Subsidiaries calculated on a
                  consolidated basis, 25% of the principal amount of any
                  mandatorily convertible unsecured bonds, debentures,
                  preferred stock or similar instruments in a principal
                  amount not to exceed $500 million in the aggregate
                  during the term of the Agreement which are payable in no
                  more than three years (whether by redemption, call option
                  or otherwise) solely in common stock or other common
                  equity interests of the Borrower or its Subsidiaries
                  (the "Convertibles")                                                 $ _________

         C.       Actual Consolidated Total Debt at Statement Date (Lines 1A. +
                  1.B.):                                                               $ _________

II.      Consolidated Total Capitalization

         A.       Actual Consolidated Total Debt at Statement Date (Line I.C.)         $ _________

         B.       Shareholders' Equity at Statement Date calculated before
                  giving consideration to clause (ii) of the second paragraph of
                  Section 7.11.                                                        $ _________

         C.       For the Borrower and its Subsidiaries calculated on a
                  consolidated basis, 75% of the principal amount of any
                  Convertibles (whether or not such Convertibles would be
                  considered shareholder's equity under GAAP)                          $ _________

         D.       Actual Consolidated Total Capitalization at Statement
                  Date (Lines II.A. + II.B. + without duplication II.C.):              $ _________

III.     Actual Consolidated Total Debt to Consolidated Total
         Capitalization Ratio at Statement Date (Line I.C. / Line II.D.):                ____ to 1

         Maximum permitted by Section 7.11:                                              0.55 to 1

                                      D - 3
                         Form of Compliance Certificate

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "Assignor") and [INSERT NAME OF ASSIGNEE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:  ______________________________

2.       Assignee:  ______________________________ [AND IS AN
                 AFFILIATE/APPROVED FUND OF [IDENTIFY LENDER]]

3.       Borrower(s): ______________________________

4.       Administrative Agent:______________________, as the administrative agent under the Credit Agreement

5.       Credit Agreement: The Multi-Year Credit Agreement, dated as of July 28,
                           2004, among Hillenbrand Industries, Inc., an Indiana corporation, the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, Citicorp North America, Inc., as Syndication Agent and certain other Persons party thereto.

                                      E - 1
                        Form of Assignment and Assumption

6.       Assigned Interest:(1)

    Aggregate
    Amount of           Amount of          Percentage
Commitment/Loans    Commitment/Loans       Assigned of
for all Lenders*        Assigned*       Commitment/Loans(2)
----------------    ----------------     -----------------
$---------------    $---------------     --------------%
$---------------    $---------------     --------------%
$---------------    $---------------     --------------%

[7.      TRADE DATE:  __________________](3)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    [NAME OF ASSIGNOR]

                                    By: ________________________________________
                                        Title:

                                    ASSIGNEE
                                    [NAME OF ASSIGNEE]

                                    By: ________________________________________
                                        Title:

-------------

(1) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                                      E - 2
                        Form of Assignment and Assumption

[CONSENTED TO AND](4) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By: _________________________________
     Title:

[CONSENTED TO:](5)

By: _________________________________
     Title:

----------------

(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                                      E - 3
                        Form of Assignment and Assumption

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

      1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns and upon the Borrower. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart

                                      E - 4
                        Form of Assignment and Assumption
of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                      E - 5
                        Form of Assignment and Assumption

                                                                       EXHIBIT F

                                 OPINION MATTERS

      The following opinions should be covered by the legal opinion:

      1. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of Indiana, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in subsection (b)(i) or (c), to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect.

      2. The execution, delivery and performance by the Borrower of each Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Borrower's Organization Documents; (b) to the best of our knowledge after due investigation, conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which the Borrower is a party, except to the extent that such breach, contravention or creation of any such Lien could not reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any material Law.

      3. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Credit Agreement or any other Loan Document.

      4. The Credit Agreement has been, and each other Loan Document to which the Borrower is a party, when delivered, will have been, duly executed and delivered by the Borrower. The Credit Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable* against the Borrower in accordance with its terms.

      5. There are no actions, suits, proceedings, claims or disputes pending or, to our knowledge after due investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

      6. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

* under New York law

                                      F - 1
                                 Opinion Matters

                                                                       EXHIBIT G

                                     JOINDER

      This Joinder (this "Joinder") is dated as of the Effective Date set forth below and is entered into by [INSERT NAME OF NEW LENDER] (the "New Lender"). Capitalized terms used but not defined herein shall have the meanings given to them in the Multi-Year Credit Agreement, dated as of July 28, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among Hillenbrand Industries, Inc., an Indiana corporation (the "Borrower"), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, Citicorp North America, Inc., as Syndication Agent and certain other Persons party thereto.

      The New Lender (a) hereby agrees to become a Lender under the Credit Agreement with a Commitment set forth in Annex 1 hereto; (b) hereby agrees to be bound by the provisions of the Credit Agreement applicable to Lenders; (c) shall be entitled to the benefits of the provisions of the Credit Agreement and the other Loan Documents insofar as such provisions relate to Lenders and Loans and shall have the obligations of a Lender thereunder; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder and to make its Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (f) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      The provisions of Sections 10.08, 10.16 and 10.17 of the Credit Agreement are by this reference incorporated herein mutatis mutandis and applied to the New Lender.

      This Joinder shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns and upon the Borrower. This Joinder may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Joinder by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder. This Joinder shall be governed by, and construed in accordance with, the law of the State of New York.

                                      G - 1
                                 Form of Joinder

Effective Date: __________________, 20__

      The terms set forth in this Joinder are hereby agreed to:

                                                  NEW LENDER
                                                  [NAME OF NEW LENDER]

                                                   By: _________________________
                                                       Title:

[CONSENTED TO AND](6) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By: _________________________________
     Title:

[CONSENTED TO:](7)

By: _________________________________
     Title:

(6) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(7) To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                                      G - 2
                                 Form of Joinder

                                                              ANNEX 1 TO JOINDER

    Aggregate                            Percentage
    Amount of         Amount of             of
Commitment/Loans  Commitment/Loans   Commitment/Loans(8)
for all Lenders*   of New Lender*      of New Lender
----------------  ----------------   ------------------
 $____________     _____________         ___________%

------------------
(8) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

                                      G - 3
                                 Form of Joinder

                                                                       EXHIBIT H

                               SUBORDINATION TERMS

                                    [LEGEND]

            The indebtedness evidenced by this instrument is subordinated to the prior payment in full of certain Senior Indebtedness pursuant to, and to the extent provided herein. Any holder of this instrument shall be deemed to be bound by, and subject to, the terms of the subordination contained herein.

The payment of all obligations and amounts owing under this [describe promissory note or other instrument creating intercompany debt] (the "Subordinated Debt") to [describe payee] ("Subordinated Lender") shall be subordinated to all indebtedness under the Multi-Year Credit Agreement dated as of July 28, 2004 among Hillenbrand Industries, Inc. (the "Borrower"), the lenders party thereto, Bank of America, N.A., as Administrative Agent for such lenders, Citicorp North America, Inc., as syndication agent for such lenders, and certain other persons party thereto, as each such agreement may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, whether for principal or interest (including, without limitation, interest provided for therein, accruing after the filing of a petition initiating any proceeding under any Federal or state law, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code of the United States or is an allowed claim in such proceeding (the "Senior Indebtedness"), as follows:

      (a) Upon any payment or distribution of all or any of the assets or securities of the Borrower of any kind or character, whether in cash, properties or securities, upon any dissolution, winding up, liquidation, reorganization, arrangement, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, total or partial, or in bankruptcy, insolvency, receivership, arrangement, relief or other proceedings, or upon an assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Borrower (any such events or proceedings being an "Insolvency Event"), the holders of the Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before the Subordinated Lender shall receive any payment on account of principal or interest due under the Subordinated Debt and any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution directly to the Administrative Agent on behalf of the holders of the Senior Indebtedness for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment in full of all Senior Indebtedness after giving effect to any concurrent payment or distribution to the Administrative Agent on behalf of the holders of the Senior Indebtedness on the Senior Indebtedness.

      (b) No attempt to exercise any right of set-off or counterclaim by the Subordinated Lender in respect of the Subordinated Debt and no direct or indirect payment, credit or distribution by or on behalf of the Borrower in respect of the Subordinated Debt or upon acceleration, demand, foreclosure, collection, set-off, counterclaim or otherwise, shall be made, and no consideration in respect of the Subordinated Debt shall be given or permitted if at the time of such payment, credit or distribution there exists an event of default under the Senior Indebtedness or the Subordinated Debt.

      (c) If, notwithstanding the foregoing prohibited payments, credits or distributions or the giving or receipt of consideration, the Subordinated Lender shall receive any payment, credit or

                                      H - 1
                           Form of Subordination Terms
distribution in respect of the Subordinated Debt contrary to such provisions, then in such event such payment, credit, distribution or consideration shall be received and held in trust for the Administrative Agent on behalf of the holders of the Senior Indebtedness and shall be paid over or delivered to the Administrative Agent on behalf of the holders of the Senior Indebtedness for application to or as collateral for the payment in full of the Senior Indebtedness after giving effect to any concurrent payment or distribution to the Administrative Agent on behalf of the Senior Indebtedness in respect of the Senior Indebtedness. No amount paid by the Borrower to the holders of the Subordinated Debt and paid over by the holder of the Subordinated Debt to the Administrative Agent on behalf of the holders of the Senior Indebtedness shall, as between the Borrower and the holders of the Subordinated Debt, be deemed to be a payment by the Borrower to or on account of such Subordinated Debt.

      (d) No present or future holder of Senior Indebtedness shall be prejudiced in his or its right to enforce subordination of the Subordinated Lender by any act or failure to act on the part of the Borrower whether or not such act or failure shall give rise to any right of rescission or other claim or cause of action on the part of the Subordinated Lender. Nothing contained in this Subordinated Debt is intended to or shall impair as between the Borrower and the Subordinated Lender, the obligations of the Borrower to the holders of the Subordinated Debt to pay the Subordinated Debt as and when it shall become due and payable in accordance with its terms, nor is intended to affect the relative rights of the holder of the Subordinated Debt and the creditors of the Borrower (other than the holders of the Senior Indebtedness).

      (e) If the Subordinated Lender does not file a proper claim or proof of debt in the form required in connection with any dissolution, winding up, liquidation, or reorganization of the Borrower in any bankruptcy, insolvency, or receivership proceedings prior to thirty (30) calendar days before the expiration of the time to file such claim or proofs, or shall otherwise fail to act with reasonable diligence to realize upon, enforce, perfect or pursue its claims in any such proceeding, then the Administrative Agent on behalf of the holders of the Senior Indebtedness shall have the right to file and prove all claims therefor and to take all such other action in the name of Subordinated Lender or otherwise, as the Administrative Agent on behalf of the holders of the Senior Indebtedness may determine to be necessary or appropriate for the enforcement, perfection, pursuit of, or realization upon such claim in order to further its rights hereunder. Upon any such failure by the Subordinated Lender, the Administrative Agent on behalf of the holders of the Senior Indebtedness, and any officer or employee designated by the Administrative Agent for such purpose, is hereby constituted and appointed attorney-in-fact for the Subordinated Lender with full power (which power, being coupled with an interest, shall be irrevocable so long as the Senior Indebtedness is in effect) to file any claim, proof of debt or proof of claim in any such proceeding, to take such action as may be necessary or desirable to perfect or realize on such claim and to endorse the Subordinated Lender's name upon any instruments given as a payment on or distribution in connection with the Subordinated Debt.

      (f) In addition to any other remedies available to the Administrative Agent on behalf of the holders of the Senior Indebtedness, the Administrative Agent on behalf of the holders of the Senior Indebtedness is hereby authorized to demand specific performance of the provisions of this Subordinated Debt relating to subordination at any time when the Subordinated Lender shall have failed to comply with any of the provisions relating to subordination. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Subordinated Lender hereby acknowledges that the provisions relating to subordination are intended to be enforceable at all times, whether before or after the commencement of an Insolvency Event.

                                      H - 2
                           Form of Subordination Terms

      (g) The Subordinated Lender or any holder of this Subordinated Debt may not transfer, sell or assign its interest in the Subordinated Debt except for transfers or assignments to Hillenbrand Industries Inc. or any of its Subsidiaries, without the consent of the holders of Senior Indebtedness.

      (h) The Subordinated Debt does not, and shall not, have the benefit of any guarantees or security interests.

      (i) The holders of Senior Indebtedness are entitled to the benefits of, and are third party beneficiaries of, the subordination provisions contained herein. The Subordinated Debt may not be amended, modified or renewed without the express written consent of the holders of Senior Indebtedness.

                                      H - 3
                           Form of Subordination Terms